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EXHIBIT 10.3      TERM LOAN AGREEMENT WITH SOUTHTRUST BANK DATED MARCH 2000











                                 LOAN AGREEMENT


                                    Between





                              GALAXY FOODS COMPANY
                             a Delaware corporation


                                      and


                                SOUTHTRUST BANK
                                  (the "Bank")


                                  dated as of


                                 March 20, 2000






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                               TABLE OF CONTENTS

         (This Table of Contents convenience of reference only for the Loan Agreement is for and is not intended to define, limit or describe the scope or intent of any provisions of this Loan Agreement.)

Article Section   Heading                                                  Page
---------------   -------                                                  ----

ARTICLE ONE       PREAMBLES, DEFINITIONS AND
                  ACCOUNTING TERMS                                           1

Section 1.01      Incorporation of Preambles                                 1
Section 1.02      Definitions                                                1
Section 1.03      Accounting Terms                                           7
Section 1.04      General Terms                                              7

ARTICLE TWO       THE LOAN                                                   8

Section 2.01      The Loan                                                   7
Section 2.02      Intentionally Omitted                                      8
Section 2.03      Intentionally Omitted                                      8
Section 2.04      The Note                                                   8
Section 2.05      Intentionally Omitted                                      8
Section 2.06      Prepayment                                                 8
Section 2.07      Calculation of Interest; Usury Savings Clause              8
Section 2.08      Place and Manner of Payment                                9
Section 2.09      Bank's Right of Set-Off                                    9
Section 2.10      Application of Payments                                    9
Section 2.11      Intentionally Omitted                                      9
Section 2.12      Late Charges                                               9

ARTICLE THREE     CONDITIONS TO EFFECTIVENESS OF THIS
                  AGREEMENT AND LENDING HEREUNDER                           10

Section 3.01      Representations and Warranties                            10
Section 3.02      No Default                                                10
Section 3.03      Loan Documents                                            10
Section 3.04      Opinion of Borrower's and Guarantor's Counsel             10
Section 3.05      Supporting Documents                                      10
Section 3.06      Proceedings                                               11
Section 3.07      Lessor Subordination Agreements                           11
Section 3.08      Payment of Fees and Disbursements of  Bank's Counsel      11
Section 3.09      Pre-Funding Audit                                         11


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ARTICLE FOUR      REPRESENTATIONS AND WARRANTIES                            11

Section 4.01      Organization, Corporate Powers, etc.                      11
Section 4.02      Authorization of Loans, etc.                              11
Section 4.03      Consents and Approvals                                    12
Section 4.04      Financial Statements                                      12
Section 4.05      Tax Returns and Payments                                  12
Section 4.06      Agreements                                                12
Section 4.07      No Actions Pending                                        13
Section 4.08      Title to Properties and Assets,  Liens, etc.              13
Section 4.09      Litigation, Etc.                                          13
Section 4.10      Patents, Trademarks, Franchises, Etc.                     13
Section 4.11      ERISA                                                     14
Section 4.12      Outstanding Debt                                          14
Section 4.13      Places of Business                                        14
Section 4.14      Priority of Security Interest                             14
Section 4.15      Subsidiaries                                              14
Section 4.16      Collateral to Secure all Obligations                      14
Section 4.17      Environmental Matters                                     14
Section 4.18      Regulation G, Etc.                                        14
Section 4.19      Holding Company Status                                    15
Section 4.20      Investment Company Status                                 15
Section 4.21      Intentionally Omitted                                     15
Section 4.22      False or Misleading Statements                            15
Section 4.23      Bank's Rights to Sell Collateral Following
                  Event of Default                                          15
Section 4.24      FDA, other Regulatory Bodies                              15

ARTICLE FIVE      COVENANTS                                                 15

Section 5.01      Affirmative Covenants                                     15
Section 5.02      Negative Covenants                                        20

ARTICLE SIX       EVENTS OF DEFAULT                                         22

Section 6.01      Events of Default                                         22

ARTICLE SEVEN     RIGHTS UPON DEFAULT                                       24

Section 7.01      Acceleration                                              25
Section 7.02      Right of Setoff                                           25
Section 7.03      Other Rights                                              25
Section 7.04      Uniform Commercial Code                                   25




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ARTICLE EIGHT     MISCELLANEOUS                                             25

Section 8.01      No Waiver, Cumulative Remedies                            25
Section 8.02      Amendments, Etc.                                          25
Section 8.03      Addresses for Notices, Etc.                               25
Section 8.04      Applicable Law and Courts                                 26
Section 8.05      Waiver of Jury Trial                                      26
Section 8.06      Survival of Representations and Warranties                26
Section 8.07      Time of the Essence                                       27
Section 8.08      Headings                                                  27
Section 8.09      Severability                                              27
Section 8.10      Counterparts                                              27
Section 8.11      Non-Waiver                                                27
Section 8.12      Further Assurances                                        27
Section 8.13      Costs and Expenses                                        27
Section 8.14      Indemnification regarding Environmental Matters           28
Section 8.15      No Third Party Beneficiaries                              28
Section 8.16      Construction of Loan Documents                            28
Section 8.17      Collateral to Secure all Loans                            28
Section 8.18      Entire Agreement                                          28
Section 8.19      Successors and Assigns                                    28
Section 8.20      Relief from Automatic Stay                                28

SIGNATURES AND SEALS                                                        29




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                                LIST OF EXHIBITS
                                ----------------



EXHIBIT A         Permitted Debt

EXHIBIT B         Places of Business

EXHIBIT C         Employee Plans

EXHIBIT D         Permitted Security Interests




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                                 LOAN AGREEMENT


         THIS LOAN AGREEMENT (this "Agreement"), dated March , 2000 between GALAXY FOODS COMPANY, a Delaware corporation (hereinafter referred to as the "Borrower") and SOUTHTRUST BANK, a national banking association (hereinafter referred to as the "Bank").

                              W I T N E S S E T H:


         WHEREAS, the Borrower desires to borrow the sum of EIGHT MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($8,500,000.00) in order to (a) refinance and retire existing indebtedness of the Borrower and (b) to provide the Borrower with financing for the acquisition of new equipment;

         WHEREAS, the Bank is willing to lend the Borrower such sums, but only in accordance with the terms and conditions contained herein;

         NOW, THEREFORE, for and in consideration of the above premises and the mutual covenants and agreements contained herein, the parties hereto do hereby agree as follows:


                                  ARTICLE ONE

                  PREAMBLES, DEFINITIONS AND ACCOUNTING TERMS

         SECTION 1.01. Incorporation of Preambles. The preambles to this Agreement set forth above hereby are made a part of this Agreement as though fully set forth herein.

         SECTION 1.02. Definitions. For the purposes of this Agreement, the following terms, in addition to terms defined elsewhere in this Agreement, including in the preambles hereof, shall have the respective meanings specified in this Section 1.02 (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         "Affiliate" shall mean any Person directly or indirectly controlling, controlled by, or under direct or indirect common control with Borrower or Borrower, including a Subsidiary. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract, or otherwise.

         "Agreement" means this Loan Agreement and all amendments and modifications hereto.

         "Bank" shall mean SOUTHTRUST BANK.




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         "Borrower" means GALAXY FOODS COMPANY, a Delaware corporation.

         "Business Day" means any Day other than a Saturday, a Sunday, or a Day on which national banks in Orlando, Florida are authorized by law to remain closed.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Collateral" means the property of the Borrower or any other Person which is or will be collateral security for the obligations, including at the date hereof all of the following:

         (a) all Machinery and Equipment and the Proceeds thereof, of the Borrower, whether now owned or hereafter acquired;

         (b) all books, records, ledger cards and other property relating to (a) above, including computer programs, tapes and related software; and

         (c) all Proceeds of (a) through (b) above, excluding Borrower's Inventory.

         "Day" means a calendar day, unless the context indicates otherwise.

         "Default" means any event or condition that with the passage of time or the giving of notice, or both, would constitute an Event of Default.

         "Default Rate" means five percent (5%) per annum above the Interest
Rate.

         "Dollars" and "$" means lawful money of the United States of America.

         "Due Date" means the date any payment of principal or interest is due and payable on any Note or any other payment in respect of the Obligations is due and payable.

         "Employee Plan" shall mean collectively, any Pension Benefit Plan of the Borrower together with any "employee benefit plan" [as defined in Section 3(3) of the ERISA] of the Borrower as listed on Exhibit "C".

         "Environmental Laws" shall mean (i) the Resource Conservation and Recovery Act, (ii) the Comprehensive Environmental response, Compensation and Liability Act, (iii) the Clean Water Act, (iv) the Clean Air Act, (v) the Solid Waste Disposal Act, (vi) the Superfund Amendments and Reauthorization Act of 1986, (vii) the Federal Insecticide, Fungicide, and Rodenticide Act, (viii) the Toxic Substance Control Act, (ix) the Emergency Planning and Community Right to Know Act, (x) any and all other federal, state or local laws, regulations or interpretations applicable to the Borrower or any of the properties or operations of the Borrower relating to (A) protection of the environment, (B) discharges to the environment, or (C) the handling, storage, transportation, removal or disposal of hazardous waste, hazardous substances, or petroleum products or by-products or natural gas, and




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(xi) any and all other federal, state, or local laws, regulations or interpretations relating to environmental permitting applicable to any of the properties or operations of the Borrower.

         "EPA" means the Environmental Protection Agency, an agency of the United States Federal Government.

         "ERISA" means the Employment Retirement Income Security Act of 1974, as amended.

         "Equipment" means all now existing and hereafter acquired goods (other than Inventory) used or bought for use primarily in the Borrower's, business, wherever located, including, but not limited to, machinery, furniture, furnishings, fixtures, dies, parts (including spare parts and repair parts) and tools, together with all fittings, accessories, accessions, additions, modifications, improvements, equipment and special tools now or hereafter affixed to any or any part of the foregoing or used in connection with any part of the foregoing and all replacements of any part thereof and all Proceeds of any of the foregoing, excluding Borrower's Inventory.

         "Event of Default" means an event of default specified in Article Six of this Agreement.

         "FDA Rules" shall have the meaning assigned to that term in Section
4.24 hereof.

         "Financing Statement" means the financing statements permitted under the UCC or any other state law for the purpose of perfecting or continuing the Security Interest.

         "Funded Debt" means and includes without duplication:

         (a) any liability or obligation payable more than one year from the date of creation thereof, which under GAAP is required to be shown on the balance sheet as a liability,

         (b) indebtedness payable more than one year from the date of creation thereof which is secured by any security interest on property owned by the Borrower whether or not the indebtedness secured thereby shall have been assumed by the Borrower or,

         (c) guarantees, endorsements (other than endorsements of negotiable instruments for collection in the ordinary course of business), and other contingent liabilities (whether direct or indirect) in connection with the obligations, stocks, or dividends of any Person,

         (d) obligations under any contract providing for the making of loans, advances, or capital contributions to any Person in order to enable such Person primarily to maintain working capital, net worth, or any other balance sheet condition or to pay debts, dividends, or expenses, and

         (e) obligations under any contract which, in economic effect, is substantially equivalent to a guarantee,




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all as determined in accordance with GAAP; provided, however, that any such obligation shall be treated as Funded Debt, regardless of its term, if such obligation is renewable pursuant to the terms thereof or arises under a revolving credit or similar agreement effective for more than one year after the date of creation of such obligation, or may be payable out of the proceeds of a similar obligation pursuant to the terms of such obligation or of any such agreement.

         "GAAP" means generally accepted accounting principles consistently applied to the particular item.

         "Hazardous Materials Liabilities" shall mean any and all damages (compensatory and punitive), losses, cleanup costs, liabilities, disabilities, fines, penalties, costs or expenses (including reasonable attorneys' and paralegals' fees and expenses), whether incurred or to be incurred, whether absolute, fixed or contingent, whether civil or criminal, and whether arising under the Environmental Laws or under any other federal, state or local law, arising out of or in connection with the handling, use, storage, transportation, removal or disposal of (i) "hazardous waste, as defined in the Resource Conservation and Recovery Act or, if broader, as such term or any similar term is defined in any other applicable federal, state or local law, regulation or interpretation, (ii) "hazardous substance", as defined in the Comprehensive Environmental Response, Compensation and Liability Act or, if broader, as such term or any similar term is defined in any other applicable federal, state or local law, regulation or interpretation, and/or (iii) petroleum products or by-products or natural gas.

         "Income Tax Expense" shall mean, for any period, the aggregate of (i) all taxes based upon or measured by the Borrower's income and (ii) franchise taxes payable by the Borrower, determined in accordance with GAAP.

         "Interest Rate" means the applicable rate of interest to be borne by the Note (except when the Default Rate is in effect) with respect to the Loan, such rate shall be a floating rate (herein "FLOATING RATE") calculated at an annual rate of the SOUTHTRUST BANK Base Rate of Interest in effect from time to time calculated on a daily moving basis upon the principal balance hereof from time to time outstanding, but in no event to exceed the maximum rate allowed by Florida Law, as amended, or as preempted and prescribed from time to time by the Laws of the United States of America or any rule or regulation of any department or agency thereof. The Base Rate of Interest of SOUTHTRUST BANK shall be that rate of interest (but not necessarily the best or lowest rate charged borrowing customers of SOUTHTRUST BANK) described by it as its Base Rate of Interest, whether or not such rate shall be otherwise published, as such rate shall vary from time to time, and each adjustment shall be effective on the day the change occurs.

         "Inventory" means all of the Borrower's now owned and hereafter acquired (a) goods, merchandise or personal property, wherever located, held by the Borrower for sale or lease or to be furnished under contracts of service,
(b) raw materials, (c) work in process, (d) materials used or




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

consumed in the Borrower's business, (e) materials or supplies used or usable in manufacturing or processing, (f) packaging and shipping materials, (g) inventory covered by a warehouse receipt, bill of lading or other negotiable or non-negotiable Document, (g) returned or repossessed merchandise, and (h) all products and Proceeds of the foregoing.

         "Lease" means a lease pursuant to which the Borrower has leased real property.

         "Lessor" means a Person who leases real property to the Borrower or any Subsidiary for use as a Place of Business.

         "Lessor Subordination Agreement" means a written agreement from a Lessor in favor of the Bank pursuant to which the Lessor shall subordinate any landlord's lien or security interest that it may have in the Collateral to the Security Interest of the Bank.

         "Liabilities" or "Total Liabilities" means all liabilities and obligations, all as determined in accordance with GAAP, and shall include Funded Debt and/or current liabilities, as the case may be.

         "Loan" shall have the meaning assigned to that term in Section 2.01 hereof.

         "Loan Documents" means this Agreement and the Note, the Security Agreement, the Lessor Subordination Agreements, and all of the other documents, agreements, certificates, schedules, notes, statements, and opinions, however described or referenced herein or executed or delivered pursuant hereto or in connection with or arising with the transactions contemplated by this Agreement or evidencing the Obligations.

         "Net Income" shall mean, for any period, the aggregate of the net income of the Borrower, determined in accordance with GAAP.

         "Note" means that certain Promissory Note, dated the date hereof, made by the Borrower to the order of the Bank in the amount of EIGHT MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($8,500,000.00).

         "Obligations" means all payment and performance duties, obligations and liabilities of any kind or nature of the Borrower to the Bank, including but not limited to (a) the indebtedness evidenced by the Note together with all accrued but unpaid interest thereon, (b) all costs, expenses and attorneys' and paralegals' fees and expenses for which the Borrower may be liable, (c) the obligation to indemnify the Bank for Hazardous Materials Liabilities as set forth in Section 8.14 of this Agreement, and (d) all other payment and performance duties, obligations and liabilities of the Borrower to the Bank, however and whenever incurred, acquired or evidenced, whether primary or secondary, direct or indirect, absolute or contingent, sole or joint and several, or due or to become due, including, without limitation, all such duties, obligations and liabilities of the Borrower or any Guarantor to the Bank under and pursuant to this Agreement, any Loan Document, and the Note and all renewals, extensions, modifications or amendments of any thereof.






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

         "Obligor" means any Person who is obligated under any Obligation to the Bank and includes, but is not limited to the Borrower.

         "Pension Benefit Plan" shall mean any "employee pension benefit plan" [as defined in Section 3(2) of ERISA] maintained for employees of the Borrower.

         "Permitted Debt" means debt of the Borrower or any Subsidiary to any Person other than the Bank that is permitted under this Agreement, consisting exclusively of (i) any trade payables incurred by the Borrower in the normal and ordinary course of its business, (ii) any obligations (other than for borrowed monies) arising out of the normal and ordinary course of business of the Borrower or any Subsidiary, (iii) such other indebtedness as may be, or has been, specifically consented to by the Bank, provided, however, the Bank shall be under no obligation to grant such consents in the future and nothing herein shall imply such obligation, and (v) the specific indebtedness identified and set forth in Exhibit "A" attached hereto and made a part hereof.

         "Permitted Security Interests" means any security interest that the Borrower is permitted to grant to any Person other than the Bank to secure an obligation of the Borrower to such Person, which shall be only (1) security interests related to Permitted Debt, (2) Permitted Security Interests listed in Exhibit "D" attached hereto and made a part hereof, and (3) any security interest which the Bank consents to, provided, however, nothing herein contained implies any obligation on the Bank's part to consent to such security interests

         "Person" means any individual, joint venture, partnership, firm, corporation, trust, unincorporated organization or other organization or entity, or a governmental body or any department or agency thereof, and shall include both the singular and the plural.

         "Places of Business" means any location at which the Borrower or any Subsidiary conducts its business, including, but not limiting to, the storage of Machinery and Equipment, all of which are set forth in Exhibit "B" attached hereto.

         "Principal Place of Business" means the principal place of business and the headquarters of the Borrower as shown on Exhibit "B" where all of their respective records are kept.

         "Proceeds" means all cash and noncash proceeds received upon the sale, exchange, collection or other disposition of the Collateral, including but not limited to insurance payable by reason of loss or damage to Collateral; provided, however, that nothing in this definition shall in and of itself be construed to grant the Borrower or any Guarantor any authority whatsoever to sell or otherwise dispose of the Collateral.

         "Prohibited Transaction" means a transaction prohibited by Section 408 of ERISA or Section 4975 of the Code.




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

         "Related Entity" shall mean any entity if, with respect to the Borrower, any of the entity's employees fall within any of the following categories: (a) employees of controlled group of corporations as defined in
Section 414(b) of the Code; (b) employees of partnerships, proprietorships or other entities that are under common control as defined in Section 414(c) of the Code; (c) employees of affiliated service groups as defined in Section 414(m) of the Code; or (d) employees of entities that are deemed affiliated or related to the Borrower in accordance with Sections 414(n) or (o) of the Code.

         "Reportable Event" shall have the meaning assigned to that term in Title IV of ERISA.

         "Security Agreement" means, the Security Agreement dated as of the date hereof by the Borrower in favor of the Bank.

         "Security Interest" means the security interest granted to the Bank in the Collateral pursuant to the Loan Documents.

         "Subordinated Debt" shall have the meaning assigned to that term by GAAP.

         "Subsidiary" means any corporation of which fifty percent (50%) or more of the voting stock is owned, directly or indirectly, by the Borrower.

         "Tangible Net Worth" means the excess of total assets over total liabilities, total assets and total liabilities each to be determined in accordance with GAAP consistent with those applied in the preparation of the financial statements referred to in Section 5.01(a), excluding, however, from the determination of total assets all assets which would be classified as intangible assets under GAAP, including, without limitation, goodwill, patents, trademarks, trade names, copyrights, and franchises.

         "UCC" means the Uniform Commercial Code of the particular jurisdiction applicable to that transaction and, in the State of Florida, means the Florida Uniform Commercial Code, Chapters 671 et seq., Florida Statutes.

         SECTION 1.03. Accounting Terms. All accounting terms used herein shall be construed in accordance with GAAP consistently applied and all financial data submitted pursuant to this Agreement shall be prepared in accordance with GAAP. In the event of ambiguities in GAAP, the more conservative principle or interpretation shall be used.

         SECTION 1.04. General Terms. For the purposes of this Agreement, if the context so requires, the singular includes the plural, the plural includes the singular, and the gender shall be adjusted to the proper gender for any particular Person.




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

                                  ARTICLE TWO

                                    THE LOAN

         SECTION 2.01 The Loan. The loan (the "Loan") shall be a term loan for the benefit of the Borrower. The terms of the Loan shall be as follows:

         (a) The indebtedness of the Borrower under the Loan shall be evidenced by the Note. Interest on the principal amount outstanding under the Note at the Interest Rate shall be due and payable beginning on April , 2000, and shall be payable on the day of each successive month thereafter until March , 2001, at which time monthly payments each composed of $78,705.00 principal together with accrued interest at the Interest Rate shall be payable on March , 2001 and payable on the day of each successive month thereafter until March _____, 2005, at which time all then unpaid principal and interest shall be payable in full.

         (b)      the Loan shall be directly collateralized by the Collateral.

         SECTION 2.02. Intentionally Omitted.

         SECTION 2.03. Intentionally Omitted.

         SECTION 2.04. The Note. The Loan shall be evidenced by the Note. The Note shall be due and payable in accordance with and as required by the terms thereof and hereof. The term of the Note shall be as follows:

         (a) Interest. The Note shall bear interest from the date thereof on the unpaid principal balance from time to time outstanding at a floating interest rate per annum equal to (i) the Interest Rate, or (ii) the Default Rate following a Default hereunder. Interest shall be calculated in the manner set forth in Section 2.07.

         (b) Default Rate. From and after any Due Date or the date of any Event of Default hereunder, interest shall accrue on the unpaid principal balance of the Note and on all accrued but unpaid interest thereon from such date until the date of payment at the Default Rate.

         SECTION 2.05. Intentionally Omitted.

         SECTION 2.06. Prepayment. The Borrower may at any time permanently prepay without penalty all or any part of the Note by designating such prepayment as a permanent repayment and requesting that the Loan Limit be reduced accordingly. Permanent Prepayment of less than all of the Loan shall not result in the release of any of the Collateral.

         SECTION 2.07. Calculation of Interest; Usury Savings Clause. Any interest due on the Note or any of the other obligations shall be calculated on the basis of a year containing 360 Days. The interest due on any date for payment of interest hereunder shall be that interest to the extent accrued as of midnight on the last Day immediately prior to that interest payment date.

         Notwithstanding anything herein or in any Loan Document to the contrary, the sum of all interest and all other amounts deemed interest under Florida or other applicable law which may be collected by the Bank hereunder shall not exceed the maximum lawful interest rate permitted by such law from time to time. The Bank and the Borrower intend and agree that under no circumstance shall the Borrower be required to pay interest on the Notes or on any other Obligations at a rate in excess of the maximum interest rate permitted by applicable law from time to time, and in the event any such interest is received or charged by the Bank in excess of that rate, the Borrower shall be entitled to an immediate refund of any such excess interest by a credit to and payment toward the unpaid balance of the Loan (such credit to be considered to have been made at the time of the payment of the excess interest) with any excess interest not so credited to be immediately paid to the Borrower by the Bank.

         SECTION 2.08. Place and Manner of Payment. All payments by the Borrower under the Loan Documents shall be made to the Bank at its banking house at P.O. Box 2166, Orlando, Florida 32802 in lawful money of the United States of America and in immediately available funds. For purposes of this Agreement, a payment delivered to the Bank in the form of a check drawn on an account at the Bank in which there are adequate funds to cover such payment shall be deemed a payment in immediately available funds. If any payment is due on a Day that is not a Business Day, the same shall be deemed due on the next succeeding Business Day.

         SECTION 2.09. Bank's Right of Set-off. The Borrower hereby grants to the Bank a lien on, and a Security Interest in, the deposit balances, accounts, items, trusts (as permitted by law), certificates of deposit and monies of the Borrower in the possession of or on deposit with the Bank, or any of its Affiliates to secure, and as collateral for, the payment and performance of the obligations. The Bank may at any time and from time to time, upon any Event of Default, without demand or notice, appropriate and set-off against and apply the same to the Obligations when and as due and payable.

         SECTION 2.10. Application of Payments. All payments (other than prepayments of principal as set forth in Section 2.06) made on the Note shall be applied first to interest accrued to the date of payment and rest to the unpaid principal balance; provided, however, that if an Event of Default occurs, payments shall be applied first to any costs or expenses, including attorneys' and paralegals' fees and expenses, that the Bank may incur in exercising their respective rights under the Loan Documents.

         SECTION 2.11. Intentionally Omitted.

         SECTION 2.12. Late Charges. If any payment is not made within ten (10) Days after the Due Date, then, in that event, there shall also be paid to the Bank, a late charge equal to five percent (5%) of the payment that is due on the Due Date and not paid. The purpose of such late charge shall be to reimburse the Bank for their costs and expenses in connection with servicing a delinquent account.




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

                                 ARTICLE THREE

                      CONDITIONS TO EFFECTIVENESS OF THIS
                        AGREEMENT AND LENDING HEREUNDER

         The obligations of the Bank to be bound by the terms hereof and to advance any monies under the Note are subject to the following conditions precedent:

         SECTION 3.01. Representations and Warranties. The representations and warranties set forth in the Loan Documents are true and correct on and as of the date hereof.

         SECTION 3.02. No Default. On the date hereof and on the date of each Advance, the Borrower shall be in compliance with all the terms and provisions set forth in the Loan Documents to be observed or performed, and no Default or Event of Default shall have occurred.

         SECTION 3.03. Loan Documents. The Borrower and the Guarantors, as applicable, shall have delivered or caused to be delivered to the Bank all the Loan Documents, in form and substance satisfactory to the Bank, as the Bank may request and all of the Loan Documents shall be in full force and effect.

         SECTION 3.04. Opinion of Borrower's Counsel. The Borrower's counsel shall have delivered an opinion or opinions regarding the transactions contemplated herein in form and substance satisfactory to the Bank.

         SECTION 3.05. Supporting Documents. On or prior to the date hereof, the Bank shall have received the following supporting documents, all of which shall be satisfactory in form and substance to the Bank:

         (a) a certificate or certificates, dated as of the date hereof, of (i) the Secretary or any Assistant Secretary of Borrower certifying (A) that attached thereto is a true and correct copy of certain resolutions adopted by the Board of Directors of Borrower authorizing the execution and delivery of the Loan Documents and the performance of Borrower's obligations thereunder, which resolutions have not been altered or amended in any respect, and remain in full force and effect at all times since their adoption; (B) that attached thereto is a true and correct copy of the Certificate of Incorporation of Borrower, that such Certificate of Incorporation has not been altered or amended, and no other charter documents have been filed, since the date of the filing of the last amendment thereto or other charter document as indicated on the certificate of the Secretary of State of the State of Florida attached thereto; and (c) the incumbency and signatures of the officers of Borrower signing the Loan Documents and any report, certificate, letter or other instrument or document furnished by Borrower in connection therewith; and

         (b) a certificate of the Delaware Secretary of State, dated as of a recent date, as to the good standing of Borrower as well as a certificate from the Secretary of State for Florida stating that Borrower is in good standing in such state and is authorized to do business therein.

         SECTION 3.06. Proceedings. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in substance and form to the Bank, and Bank shall have received all such counterpart originals or certified or other copies of such documents as the Bank may reasonably request.

         SECTION 3.07. Lessor Subordination Agreements. Unless otherwise waived by the Bank, the Borrower shall have delivered or caused to be delivered to the Bank Lessor Subordination Agreements from the Lessors for each Place of Business not owned by the Borrower where the Collateral is stored.

         SECTION 3.08. Payment of Fees and Disbursements of Bank's Counsel. Zimmerman, Shuffield, Kiser & Sutcliffe, P.A. counsel to the Bank, shall have received payment in full for all legal fees charged, and costs incurred, in connection with the Loan Documents through the date hereof. Such payment shall be due on the date of execution of this Agreement.

         SECTION 3.09. The Loan is subject to and contingent upon the Borrower immediately furnishing to Lender (at Borrowers expense) a current equipment appraisal (prepared by an appraiser acceptable to the Lender) reflecting the quick sale value of the machinery and equipment. The Loan Amount shall not exceed (i) 75% of the orderly liquidation value of the used equipment; and (ii) 80% of the amount of the invoice on the new equipment. Such appraisal must be acceptable in all respects to Lender notwithstanding the fact that the Lender may or may not have approved or selected the appraiser.


                                  ARTICLE FOUR

                         REPRESENTATIONS AND WARRANTIES

         The Borrower represents and warrants to the Bank that:

         SECTION 4.01. Organization, Corporate Powers, etc. The Borrower (i) is a corporation duly organized, validly existing under the laws of Delaware and in good standing under the laws of that State, (ii) has all requisite power and authority, corporate and otherwise, to own its properties and assets and to carry on its business as now conducted and proposed to be conducted, (iii) is duly qualified to do business and is in good standing in the State of Florida and in every other jurisdiction in which the character of its properties or assets owned or the nature of its activities makes such qualification necessary, and (iv) has the corporate power and authority to execute and deliver, and to perform its obligations under this Agreement, the Note, and the other Loan Documents.

         SECTION 4.02. Authorization of Loans, etc. The execution, delivery and performance of the Loan Documents by the Borrower (a) have been duly authorized by all requisite corporate action

(no shareholder action being required pursuant to applicable law), and (b) will not (i) violate (x) any provision of law, any governmental rule or regulation, any order of any court or other agency of government, (y) the Articles of Incorporation or bylaws of the Borrower, or (z) any provision of any indenture, agreement or other instrument to which the Borrower, is a party or by which it or any of its properties or assets are bound, (ii) be in conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or (iii) result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Borrower, other than as permitted by the terms hereof.

         SECTION 4.03. Consents and Approvals. No authorization, license, consent, approval, or undertaking (collectively, "Authorization") is required under any applicable law in connection with the execution, delivery and performance by the Borrower of this Agreement or any of the other Loan Documents.

         SECTION 4.04. Financial Statements. The audited and unaudited financial statements of Borrower, heretofore furnished to the Bank, are true and complete, have been prepared in accordance with GAAP, omit no material liabilities (contingent or otherwise) of any kind, and fairly present the financial condition of Borrower as of their dates and the results of the operations of Borrower for the fiscal period then ended. Since the furnishing of the financial statements, there has been no material adverse change in the financial condition, properties or businesses of Borrower or any Subsidiary.

         SECTION 4.05. Tax Returns and Payments. All foreign, federal, state and local tax returns and reports of the Borrower required to be filed have been filed, and all taxes, assessments, fees and other governmental charges upon the Borrower, or upon any of its respective properties, assets, incomes or franchises, which are due and payable in accordance with such returns and reports, have been paid, other than those presently (a) payable without penalty or interest, or (b) being contested in good faith and by appropriate and lawful proceedings prosecuted diligently. The aggregate amount of the taxes, assessments, charges and levies being so contested is not material to the condition (financial or otherwise) or operations of the Borrower. The charges, accruals, and reserves on the books of the Borrower in respect of federal, state and local taxes for all fiscal periods to date are adequate and the Borrower knows of any other unpaid assessment for additional federal, state or local taxes for any such fiscal period or of any basis therefor. The Borrower has and will establish all necessary reserves and make all payments required of it to be set aside or made in regard to all F.I.C.A., withholding, sales or excise, and all other similar federal, state and local taxes.

         SECTION 4.06. Agreements.

         (a) The Borrower is not a party to any agreement, indenture, lease or instrument or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree, rule or regulation materially and adversely affecting its business, properties, assets, operations or condition (financial or otherwise). There are no unrealized losses with respect to any such agreement, indenture, lease or instrument.

         (b) The Borrower is not in default in the performance, observance of fulfillment of any of the material obligations, covenants or conditions contained in any material agreement or instrument to which it is a party.

         (c) The Borrower enjoys peaceful and undisturbed possession in all material respects under each Lease and all such Leases are valid and subsisting and in full force and effect.

         SECTION 4.07. No Actions Pending. There is no action, suit, investigation or proceeding pending or, to the knowledge of Borrower, threatened against Borrower, or any properties or rights of Borrower before any court, arbitrator or administrative or governmental body which might result in any material adverse change in the business, condition or operations of Borrower

         SECTION 4.08. Title to Properties and Assets, Liens, etc. The Borrower has good and marketable title to its respective real properties other than properties which it leases and good title to all of its other respective properties and assets. The Borrower enjoys peaceful and undisturbed possession under all leases necessary in any material respect for the operation of its respective properties and assets, none of which contains any unusual or burdensome provisions which might materially affect or impair the operation of such properties and assets. All such leases are valid and subsisting and are in full force and effect.

         SECTION 4.09. Litigation, Etc. There are no actions, proceedings or investigations, however described or denominated, pending or, to the knowledge of the Borrower, threatened against the Borrower, or affecting the Borrower, (nor is there any basis therefor known to the Borrower) which, either in any case or in the aggregate, might result in any material adverse change in the financial condition, business, prospects, affairs or operations of the Borrower, or in any of its properties or assets, or in any material impairment of the right or ability of the Borrower to carry on its operations as now conducted or proposed to be conducted, or in any material liability on the part of the Borrower, and none which questions the validity of this Agreement, the Note or any of the other Loan Documents or of any action taken or to be taken in connection with the transactions contemplated hereby or thereby.

         SECTION 4.10. Patents, Trademarks, Franchises, Etc. The Borrower and owns or has the right to use all of the patents, trademarks, service marks, trade names, copyrights, franchises and licenses, and rights with respect thereto, necessary for the conduct of its business as now conducted or proposed to be conducted, without any conflict with the rights of others, and, in each case, subject to no mortgage, pledge, lien, lease, encumbrance, charge, security interest, title retention agreement or option. Each such asset or agreement is in full force and effect, and the holder thereof has fulfilled and performed all of its obligations with respect thereto. No event has occurred or exists which permits, or after notice or lapse of time or both would adversely affect or in the future may (so far as the Borrower now foresees) materially adversely affect, the rights of such holder thereof with respect thereto. No other license or franchise is known by the Borrower to be necessary to the operations of the business of the Borrower or any Subsidiary as now conducted or proposed to be conducted.

         SECTION 4.11. ERISA Requirement. Except as previously disclosed to Bank in writing, Borrower does not have in force any written or oral bonus plan, stock option plan, employee welfare, pension or profit sharing plan, or any other employee benefit arrangement or understanding. In addition, Borrower and any predecessor of Borrower is not now or was not formerly during the five year period immediately preceding the effective date of this Agreement a participating employer in any multi-employer or "multiple employer" plans within the meaning of Sections 4001(a)(3), 4063 and 4064 of ERISA. Each employee benefit plan subject to the requirements of ERISA complies with substantially all of the requirements of ERISA and those plans which are subject to being "qualified" under Sections 401(a) and 501(a) of the Internal Revenue Code of 1986, as amended from time to time, have received favorable determination letters from the Internal Revenue Service so holding. To the knowledge of the Borrower, there is no matter which would adversely affect the qualified tax exempt status of any such trust or plan, and except as previously disclosed to Bank there are no deficiencies or liabilities for any such plan or trust. To the knowledge of the Borrower, no employee benefit plan sponsored by Borrower has engaged in a nonexempt "prohibited transaction" as defined in ERISA.

         SECTION 4.12. Outstanding Debt. Except for (i) Permitted Debt and (ii) the obligations due the Bank, the Borrower has no indebtedness due any other Person.

         SECTION 4.13. Places of Business. The Places of Business identified in Exhibit "B" identify and set forth all the Places of Business owned or leased by the Borrower.

         SECTION 4.14. Priority of Security Interest. Except for the Permitted Security Interests, the Security Interest granted to the Bank in the Collateral shall be a first priority security interest and there will be no other security interests or other encumbrances upon the Collateral for so long as any obligation is outstanding to the Bank.

         SECTION 4.15. Subsidiaries. There are no Subsidiaries of Borrower.

         SECTION 4.16. Collateral to Secure all Obligations. The Collateral shall secure all of the Obligations.

         SECTION 4.17. Environmental Matters. The Borrower is in compliance with all of the Environmental Laws. The Borrower has timely made and filed any and all reports or filings with the EPA and/or any other applicable state or local agencies that are required of it pursuant to the Environmental Laws and any other laws, regulations, ordinances, etc. governing companies that are active in the sale and manufacture of those products sold and manufactured by the Borrower.

         Section 4.18. Regulation G, Etc. The Borrower does not own any "margin securities" as defined in Regulation G (12 CFR Part 207) of the Board of Governors of the Federal Reserve System (here.Ln called a "margin security"). Neither the Borrower nor any agent acting on its behalf has taken any action that might cause this Agreement or the Loan Documents to violate Regulations G, T, U or X or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Securities Act of 1933 or the Securities Exchange Act of 1934, in each case as the same is now in effect or as the same may hereafter be in effect.

         SECTION 4.19. Holding Company Status. The Borrower is not a holding company, or a subsidiary or affiliate of a holding company or a public utility, within the meaning of the Public Utility Holding Company Act of 1935, as a mended, or a public utility within the meaning of the Federal Power Act, as amended.

         SECTION 4.20. Investment Company Status. The Borrower is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or an "investment advisor" within the meaning of the Investment Advisors Act of 1940, as amended.

         SECTION 4.21. Intentionally Omitted.

         SECTION 4.22. False or Misleading Statements. No representation, warranty or other statement of the Borrower in this Agreement or the Loan Documents contains any false or misleading statement of a material fact or omits the statement of a fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading.

         SECTION 4.23. Bank's Rights to Sell Collateral Following Event of Default. Following an Event of Default, the Bank, as provided in the Loan Documents, shall have the right to sell, transfer, or otherwise convey the Collateral without the prior consent or licensure of any federal, state, local, or other governmental regulatory body.

         SECTION 4.24. FDA, other Regulatory Bodies. The Borrower is compliance with all applicable federal, state and local laws, regulations, and other requirements for companies involved in the importation, distribution, or sale of foodstuffs similar to those imported, distributed, or sold by the Borrower, including, without limitation, any and all applicable Food and Drug Administration rules and regulations, Customs regulations, or other governmental regulations regarding comestibles (collectively, the "FDA rules").


                                  ARTICLE FIVE

                                   COVENANTS

         SECTION 5.01. Affirmative Covenants. The Borrower covenants, for so long as any of the principal amount of, or interest on, the Note is outstanding and unpaid, or any Obligation remains unpaid or unperformed, as follows:

         (a) Accounting; Financial Statements; Etc. The Borrower shall furnish to the Bank:

                  (i) As soon as practicable and in any event within thirty (30) Business Days after the end of each Quarterly Period (other than the Quarterly Period coterminous with the Borrower's fiscal year-end), the following audited financial statements: a profit and loss statement, reconciliation of surplus statement, a balance sheet of Borrower as at the end of such fiscal period, setting forth in each case in comparative form consolidated figures for the corresponding period in the preceding fiscal year, all in reasonable detail and satisfactory in content and form to Bank;

                  (ii)     As soon as practicable and in event within ninety,
(90) Days after the end of each fiscal year, the following audited financial statements: a consolidated income statement, a profit and loss statement, reconciliation of surplus statement, and source and application of funds statement of the Borrower for such year, and a balance sheet of the Borrower as at the end of such year, setting forth in each case in comparative form corresponding figures from the preceding annual audit, all in reasonable detail and satisfactory in scope to the Bank as prepared in accordance with GAAP for, and certified to, without exception or qualification, the Borrower by independent certified public accountants of recognized standing selected by the Borrower, along with an unqualified opinion of such accountants; both the certificate and the opinion shall be in scope and substance satisfactory to the Bank;

                  (iii)    As soon as practicable and in event within ninety,
(90) Days after the end of each fiscal year, tax returns of Borrower, and all schedules thereto.

                  (iv) 10-q statements which shall be required to be filed by the Borrower within 30 days of the end of each quarter with the Securities and Exchange Commission; and

                  (vi) Such other financial information as the Bank or the Bank shall reasonably request, within ten (10) Business Days of such request.

Together with each delivery of financial statements required by clauses (i),
(ii), the Borrower will deliver to the Bank an officer's certificate from the President or Chief Financial Officer of the Borrower certifying that said financial statements are true and correct to the best of his knowledge; the Borrower, shall deliver to the Bank along with the financial statements described in (i) and (ii) above, a certificate of said accountants stating that, in making the audit necessary to have the certification of such financial statements, they have obtained no knowledge of an Event of Default or Default, or, if any such Event of Default or Default exists, specifying the nature and period of existence thereof. Such accountants, however, shall not be liable to anyone by reason of their failure to obtain knowledge of any such Event of Default or Default that would not be disclosed in the course of an audit conducted in accordance with generally accepted auditing standards. The Borrower also covenants that forthwith upon any officer of the Borrower obtaining knowledge of any Event of Default or Default under this Agreement or any other obligation of the Borrower, it will deliver to the Bank an officer's certificate specifying the nature thereof, the period of existence thereof, and what action the Borrower proposes to take with respect thereto.

         (b) Inspection. The Borrower will permit the Bank to visit and inspect any of the Places of Business of the Borrower including its books and records (and to make extracts therefrom), and to discuss its respective affairs, finances and accounts with their respective officers and accountants, all at such reasonable times and as often as reasonably may be requested. The Bank shall provide reasonable notice to the Borrower prior to any inspection, provided an Event of Default does not exist. If an Event of Default does exist, the Bank shall be entitled to conduct said inspections without prior notice to the Borrower.

         (c) Maintenance of Corporate Existence: Compliance with Laws. The Borrower shall at all times preserve and maintain in full force and effect its corporate existence, powers, rights, licenses, permits and franchises in the jurisdiction of its incorporation; continue to conduct and operate its business substantially as conducted and operated during the present and preceding fiscal year of the Borrower; operate in full compliance with all applicable laws (including, without limitation, Environmental Laws), statutes, regulations, certificates of authority and orders in respect to the conduct of its respective business; and qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is necessary or appropriate in view of its business and operations.

         (d) Notice of Default. The Borrower shall immediately notify the Bank in writing upon the happening, occurrence or existence of any Default and any Event of Default, and shall provide the Bank with such written notice, a detailed statement by a responsible officer of the Borrower, as applicable, of all relevant facts and the action being taken or proposed to be taken by the Borrower or Subsidiary with respect thereto.

         (e) Maintenance of Books and Records. The Borrower shall maintain its books and records in a condition reasonably satisfactory to the Bank.

         (f) Maintenance of Properties. The Borrower shall maintain or cause to be maintained in good repair, working order and condition all properties used or useful in its respective business including, but not limited to, any real property and all improvements located thereon, and from time to time will make or cause to be made all appropriate repairs, renewals, improvements and replacements thereof so that the businesses carried on in connection therewith may be properly and advantageously conducted at all times. The Borrower will not do or permit any act or thing that might impair the value or commit or permit any waste of its properties or any part thereof, or permit any unlawful occupation, business or trade to be conducted on or from any of its properties. To the extent the Borrower leases any of its places of business, it shall maintain and keep current at all times all leases for said places of business.

         (g) Notice of Suit, Proceedings, Adverse Change. The Borrower shall give the Bank notice in writing within five (5) Days of the occurrence of
(i) all threatened or actual actions or suits (at law or in equity) and of all threatened or actual investigations or proceedings by or before any court, arbitrator or any governmental department, commission, board, bureau, agency or other instrumentality, state, federal or foreign, affecting the Borrower or its rights or other properties (x) which involves potential liability of the Borrower individually or in the cumulative, aggregate amount in excess of $50,000, or (y) which the Board of Directors of the Borrower believes in good faith is likely to materially and adversely affect the financial condition of the Borrower or to impair the right or ability of the Borrower to carry on its businesses as now conducted or to pay the Obligations or perform its duties under the Loan Documents; (ii) any material adverse change in the condition (financial or otherwise) of Borrower; and (iii) any seizure or levy upon any part of the properties of Borrower under any proceeds or by a receiver.

         (h) Bank Accounts. The Borrower hereby agrees to maintain a checking and depository account with the Bank.

         (i) Insurance. The Borrower shall timely procure and maintain and comply with such insurance and policies of insurance, including without limitation public liability and product and manufacturer's liability insurance as may be required by law and such other insurance, to such extent and against such hazards and liabilities, as is customarily maintained by companies similarly situated, or as the Bank may from time to time reasonably request in writing and to furnish to the Bank upon its request evidence of said insurance. Because it is the intention of this Section 5.01(i) that the Borrower shall at all times keep all insurable properties and assets included in the Collateral insured for the full insurable value thereof which shall be equal to at least the aggregate total amount of the Loan Limit, if there is any material increase in the values of the Collateral, or any portion thereof, the Borrower shall maintain such other insurance as reasonably may be required in writing by the Bank. All insurance policies insuring the Collateral shall contain endorsements naming the Bank as mortgagee and/or loss payee and shall prohibit cancellation or modification by the insurers issuing such policies without thirty (30) Days prior written notice to the Bank. Each liability policy required pursuant to this Section 5.01(i) shall name the Bank an additional insured and shall be primary without right of contribution from any other insurance which is carried by the Bank to the extent that such other insurance provides it with contingent and/or excess liability insurance with respect to its interest as such in the Collateral and shall expressly provide that all of the provisions thereof, except the limits of liability (which shall be applicable to all insureds as a group) and except liability for premiums (which shall be solely a liability of the Borrower), shall operate in the same manner as if there were a separate policy covering each insured.

         (j) Tangible Net Worth. The Borrower must have a minimum Tangible Net Worth equal to at least Twenty-three Million and No/100 Dollars ($23,000,000.00).

         (k) Total Liabilities to Tangible Net Worth. The Borrower shall maintain a ratio of Total Liabilities to Tangible Net Worth of no more than 1.5 to 1 as calculated for any rolling four quarter period, which shall measured quarterly.

         (l) Maximum Funded Debt to EBITDA. The Borrower shall maintain at all times a ratio of maximum Funded Debt to EBITDA of not greater than 3.5 to 1 as of March 31, 2001 through March 30, 2002, and not greater than 2.5 to 1 as of March 31, 2002 and thereafter until all of the obligations have been repaid. In the event of material expansion of the Borrower's manufacturing facilities, Bank agrees to readdress this covenant.

         (o) Debts, Taxes and Liabilities. The Borrower shall pay and discharge (i) all of its indebtedness and obligations in accordance with their terms and before they shall become in default, (ii) all taxes, assessments and governmental charges or levies imposed upon it or upon its income and profits or against its properties, prior to the date on which penalties attach thereof, and (iii) all lawful claims which, if unpaid, might become a lien or charge upon any of its properties; provided, however, that the Borrower shall not be required to pay any such indebtedness, obligation, tax, assessment, charge, levy or claim that is being contested in good faith by appropriate and lawful proceedings diligently pursued and for which adequate reserves have been set aside on its books. The Borrower also shall set aside and/or pay as and when due all monies required to be set aside and/or paid by any federal, state or local statute or agency in regard to F.I.C.A., withholding, sales or excise or other similar taxes.

         (p) Notification of Change of Name or Business Location. The Borrower shall notify the Bank of each change in the name of the Borrower and of each change of the location of the Principal Place of Business and the office where its records are kept. In regard to any change of name or change of location, Borrower shall further execute such documents as the Bank may reasonably request to reflect said change of name or change of location, as the case may be; provided, however, the Principal Place of Business of the Borrower and the office where the records of the Borrower are kept may not be kept out of or removed from Orange County, Florida without the prior written consent of the Bank.

         (q) Stamp, Excise and Intangible Taxes. If any stamp, excise or non-recurring intangible tax shall become applicable with respect to this Agreement, the Note or any other Loan Document, the Borrower shall promptly pay such tax in full (including interest and penalties, if any) and shall hold the Bank harmless with respect thereto.

         (r) Lessor Subordination Agreements. Unless waived by the Bank, in the event that the Collateral is ever located on any leased premises, the Borrower shall furnish or cause to be furnished additional executed Lessor Subordination Agreements for such Leased premises.

         (s) Notice of Employee Plan Events, Termination and Litigation. As soon as possible and in any event within thirty (30) days after the Borrower knows or has reason to know that any Reportable Event or a Prohibited Transaction with respect to any Employee Plan has occurred or that the PBGC or the Borrower or any Related Entity has instituted or will institute proceedings under ERISA to terminate a Employee Plan, or a partial termination of a Employee Plan has or is alleged to have occurred, or any litigation regarding a Employee Plan or naming the trustee of a Employee Plan or the Borrower or any Related Entity with respect to a Employee Plan is threatened or instituted, the Borrower will provide to the Bank copies of the written statement of the chief financial officer of the Borrower setting forth details of such Reportable Event, Prohibited Transaction, termination proceeding, partial termination or litigation and the action being or proposed to be taken with respect thereto, together with copies of the notice of such Reportable Event or any other notices, applications or forms submitted to the Pension Benefit Guaranty Corporation, Internal Revenue Service or the United States Department of Labor, and copies of any notices or correspondences received from the Pension Benefit Guaranty Corporation, Internal Revenue Service or the United States Department of Labor, and copies of any pleadings, notices or other documents relating to such litigation.

         (t) Employee Plan Annual Reports.Promptly after the filing thereof with the Internal Revenue Service or the PBGC, the Borrower will provide to the Bank copies of each annual report and annual premium filing form that is filed with respect to each Employee Plan for each plan year, including
(i) a statement of assets; and liabilities of such Employee Plan as of the end of such plan year and statements of changes in fund balance and in financial position, or a statement of changes in net assets available for plan benefits, for such plan year, certified by the trustee of the Employee Plan or the independent certified public accountants for such and (ii) if required by law or applicable regulations, an actuarial statement of such Employee Plan applicable to such plan year, certified by the actuary for the Employee Plan.

         (u) FDA Rules. The Borrower will comply, in a timely fashion, with all FDA Rules.

         SECTION 5.02. Negative Covenants. The Borrower covenants, for so long as any of the Notes is outstanding and unpaid or any Obligation remains unpaid or unperformed, as follows:

         (a) Subsidiaries.The Borrower shall not form or acquire any Subsidiary.

         (b) Other Agreements. The Borrower will not enter into any arrangement, contractual or otherwise, that would materially and adversely affect its duties or the rights of the Bank under the Loan Documents or which is inconsistent with or limits or abrogates any Loan Document.

         (c) Sale of Assets. The Borrower shall not sell, lease,, assign, transfer or otherwise distribute or dispose of any part or all its respective assets or properties, tangible or intangible, to any Person; provided, however, that as long as no Default has occurred, the Borrower may (i) replace its Equipment due to obsolescence or repair but any such replaced Equipment shall continue to be part of the Collateral, (ii) sell its Inventory in its normal course of business, (iii) sell or dispose of other assets not necessary to its business operations provided that (x) the proceeds of such sale are used to pay down the Loan, (y) each such sale is to a Person not affiliated with the Borrower and at a price approximating the fair market value of the assets disposed of, and (z) the cumulative fair market value of the assets so disposed of under this clause (iii) during the term of the Agreement does not exceed $100,000, and (iv) such other sales of assets that the Bank may consent to, provided, however, that this subsection (iv) in no way implies an obligation on the part of the Bank to consent to any sales.

         (d) Merger, Consolidation, Dissolution, Etc. Without the written consent of the Bank, the Borrower will not consolidate with or merge into any other corporation, or permit another corporation to merge into it, or dissolve or take or omit to take any action which would result in its dissolution, or acquire all or substantially all the properties or assets of any other Person, or enter into any arrangement, directly or indirectly, with any Person whereby the such entities shall sell or transfer any property, real or personal, whether now owned or hereafter acquired.

         (e) Fiscal Year.The Borrower will not change its fiscal year from a year ending December 31 without reasonable notice to the Bank.

         (f) Changes in Business. The Borrower will not engage in any business other than the business presently conducted by it on the date of this Agreement and business of substantially the same -type or directly related thereto.

         (g) No Change of Name or Business Location. The Borrower shall not, without the prior written consent of the Bank, (i) change its name, or
(ii) change the location of any Place of Business.

         (h) Liens. The Borrower shall not create, assume, or suffer to exist any encumbrance, lien, mortgage or security interest upon any of its property or assets, whether now owned or hereafter acquired except:

                  (i) liens for taxes not yet due or which are being actively contested in good faith by appropriate proceedings; and,

                  (ii) other liens incidental to the conduct of its business or the ownership of its property and assets that were not incurred in connection with the borrowing of money or the obtaining of advances or credit, and which do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business;

                  (iii)    The Permitted Security Interests.

         (i) Additional Indebtedness. Except for the Permitted Debt, the Borrower shall not incur, create, assume or permit to exist any indebtedness or liability for borrowed money, any indebtedness evidenced by notes, bonds, debentures, or similar obligations or any conditional sales or title retention agreement or capitalized lease.

         (j) Loans, Advances, Investments, and Contingent Liabilities. The Borrower shall not make or permit to remain outstanding any loan, or advance to, or guarantee, or endorse or otherwise be or become contingently liable, directly or indirectly, in connection with any obligations, or the stock or dividends of, or own, purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person.

         (k) Financial Condition. During the period in which Obligations remain outstanding, the Borrower shall not experience or incur in the reasonable opinion of the Bank any material, adverse change in its financial condition or its ability to pay or perform the Obligations.

         (l) Employee Plan Liabilities. Neither the Borrower nor any Related Entity will permit the aggregate present value of accrued benefits of any Employee Plan, computed in accordance with actuarial principles and assumptions applied on a uniform and consistent basis by an enrolled actuary of recognized standing acceptable to the Bank, to exceed the aggregate value of assets of the Employee Plans, computed on a fair market value basis, or permit the aggregate present value of vested benefits of the Employee Plans, computed in accordance with actuarial principles and assumptions applied on a uniform and consistent basis; by an enrolled actuary of recognized standing acceptable to the bank, to exceed the aggregate value of assets of the Employee Plan, computed on a fair market value basis.

         (m) No Transfer of Funds to Affiliates. So long as any obligation remains outstanding the Borrower shall not transfer any funds to any Affiliate of the Borrower.


                                  ARTICLE SIX

                               EVENTS OF DEFAULT

         SECTION 6.01. Events of Default. The occurrence of any one or more of the following events shall constitute an Event of Default hereunder:

         (a) Monetary Default on Note. If the Borrower shall default in any payment of the principal of, or interest on the Note by failing to pay same within ten (10) days of the Due Date or the date when the same shall become due and payable; or

         (b) Other Monetary Defaults. If the Borrower shall default in the timely payment of any money due the Bank other than as contemplated by (a) above within ten (10) days of the due date of said payment; or

         (c) Non-Monetary Default. If the Borrower shall default in the performance of or compliance with any term or covenant contained herein or in any Loan Document, and the breach or default is not cured and remedied within sixty (60) days after the Lender has mailed notice thereof to the Borrower; or

         (d) Third Party Default. If the Borrower shall suffer a material default in the performance of any agreement with any person other than the Bank;

         (e) False Representation. If any representation or warranty made in writing by or on behalf of the Borrower or in any other Loan Document shall prove to have been false or incorrect in any material respect on the date as of which it was made or reaffirmed; or

         (f) Bankruptcy. If any Obligor shall make an assignment for the benefit of creditors, file a petition in bankruptcy, petition or apply to any tribunal for the appointment of a custodian, receiver or trustee for any of them or a substantial part of their assets, or shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, or if there shall have been filed any such petition or application, or any such proceeding shall have been commenced against any of them, in which an order for relief is entered or which remains undismissed for a period of sixty (60) Days or more; or

         (g) Insolvency. If any Obligor shall admit in writing its inability, or be generally unable, to pay its debts as they become due or shall make an assignment for the benefit of creditors, file a petition in bankruptcy, petition or apply to any tribunal for the appointment of a custodian, receiver or trustee for the Borrower, or a substantial part of its assets, or shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, or if there shall have been filed any such petition or application, or any such proceeding shall have been commenced against the Borrower, in which an order for relief is entered or which remains undismissed for a period of sixty (60) Days or more, or the Borrower by an act or omission shall indicate its consent to, approval of, or acquiescence in any such petition, application, or proceeding or order for relief or the appointment of a custodian, receiver or any trustee for the Borrower, or any substantial part of any of its properties, or shall suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of sixty (60) Days or more; or

         (h) Dissolution. If any order, judgment, or decree is entered in any proceedings against any Obligor decreeing the dissolution of such Obligor and such order, judgment, or decree remains unstayed and in effect for more than thirty (30) Days; or

         (i) Failure to Pay Debts. If any Obligor shall admit in writing its inability, or be generally unable, to pay its debts as they become due or shall make an assignment for the benefit of creditors, file a petition in bankruptcy, petition or apply to any tribunal for the appointment of a custodian, receiver or, trustee for the Obligor or a substantial part of its assets, or shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, or if there shall have been filed any such petition or application, or any such proceeding shall have been commenced against the Obligor, in which an order for relief is entered or which remains undismissed for a period of sixty (60) Days or more, or the Borrower, by any act or omission shall indicate its consent to, approval of, or acquiescence in any petition, application, or proceeding or order for relief or the appointment of a custodian, receiver or any trustee for the Borrower or any substantial part of any of its properties, or shall suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of sixty (60) Days or more; or

         (j) Final Judgments. The Borrower shall suffer final judgments for payment of money aggregating in excess of $50,000 and shall not discharge the same within a period of thirty (30) Days unless, pending further proceedings, execution has not been commenced or has been effectively stayed; or

         (k) Levy. A judgment creditor of the Borrower shall obtain possession of any of the Collateral by way of levy, distraint, replevin or self help; or

         (1) Contest of Loan Documents. The validity or enforceability of this Agreement, or any other Loan Document shall be contested by the Borrower or any Shareholder of the Borrower; or the Borrower shall deny that such Person has any or further liability or obligations hereunder or thereunder; or

         (m) Other Indebtedness to Bank. The Borrower or any Guarantor shall default in the payment of any indebtedness due the Bank under any other agreement evidencing indebtedness to the Bank; or

         (n) Bank Deemed Insecure. If at any time the Bank reasonably shall deem themselves insecure.

         (o) Fraudulent Conveyance. If the Borrower, or any Obliger shall have concealed, removed, or permitted to be concealed or removed, any part of its properties, with intent to hinder, delay or defraud its creditors or any of them, or made or suffered a transfer of any of its properties which may be fraudulent under any bankruptcy, fraudulent conveyance, or similar law, or shall have made any transfer of its properties to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid, or shall have suffered or permitted, while insolvent, any creditor to obtain a lien upon any of its properties through legal proceedings or distraint which is not vacated within thirty (30) Days from the date thereof.

         (p) Reportable Event. If a Reportable Event shall have occurred in connection with any Employee Plan maintained by the Borrower or any Related Entity.


                                 ARTICLE SEVEN

                              RIGHTS UPON DEFAULT

         Upon the occurrence and continuance of any Event of Default, the Bank shall have and may exercise any or all of the rights set forth herein; provided however, the Bank shall be under no duty or obligation to do so:

         SECTION 7.01. Acceleration. To declare the indebtedness evidenced by the Note and all other Obligations to be forthwith due and payable, whereupon the Note and all other Obligations shall become forthwith due and payable, both as to principal and interest, without presentment, demand, protest or any other notice or grace period of any kind, all of which are hereby expressly waived, anything contained herein or in the Note or in such other Obligations to the contrary notwithstanding and, upon such acceleration, the unpaid principal balance and accrued interest upon the Note shall from and after such date of acceleration bear interest at the Default Rate;

         SECTION 7.02. Right of Setoff. To exercise its right of setoff as permitted under Article Three;

         SECTION 7.03. Other Rights. To exercise such other rights as may be permitted under any of the Loan Documents;

         SECTION 7.04. Uniform Commercial Code. To exercise from time to time any and all rights and remedies of secured creditors under the Florida Uniform Commercial Code and any and all rights and remedies available to it under any other applicable law; and


                                 ARTICLE EIGHT

                                 MISCELLANEOUS

         SECTION 8.01. No Waiver, Cumulative Remedies. No failure or delay on the part of the Bank in exercising any right, power or remedy hereunder, or under the Note or the other Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder or thereunder. The remedies herein and therein provided are cumulative and not exclusive of any remedies provided by law or in equity.

         SECTION 8.02. Amendments, Etc. No amendment, modification, termination or waiver of any provision of this Agreement, the Note or the other Loan Documents, nor consent to any departure by any Obligor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Bank, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         SECTION 8.03. Addresses for Notices, Etc. All notices, requests, demands and other communications (other than routine communications between the Borrower and the Bank, or between the Bank) provided for hereunder and any other of the Loan Agreements shall be in writing and mailed or personally delivered to each of the parties hereto, regardless of whether said notice is only required to be given to only selected parties hereto at the addresses indicated below:

         If to Borrower:   GALAXY FOODS COMPANY
                           2441 Viscount Row
                           Orlando, Florida  32809
                           Attention: Keith A. Ewing

         With copy to:     BAKER & HOSTETLER LLP
                           SunTrust Center, Suite 2300
                           200 South Orange Avenue
                           Orlando, Florida  32801-3432
                           Attn: Ken Wright, Esquire

         If to the Bank:   SOUTHTRUST BANK
                           P.O. Box 2166
                           Orlando, Florida  32802
                           Attn: Todd H. Banes, Vice President

         With a copy to:   Zimmerman, Shuffield, Kiser &
                           Sutcliffe, P.A.
                           315 E. Robinson Street
                           Suite 600
                           Orlando, Florida  32802
                           Attn:  LYNNE R. WILSON

or, as to each party, at such other address as shall be designated by such party in written notice to the other party complying as to, delivery with the terms hereof. Except as otherwise expressly provided in this Agreement or in any other of the Loan Documents, all such notices, requests, demands and other communication shall be effective and given 5 days after being deposited in the United States mails (postage prepaid) by registered or certified mail, return receipt requested, or when personally delivered to the addressee.

         SECTION 8.04. Applicable Law and Courts. This Agreement, and each of the Loan Documents and transactions contemplated herein (unless specifically stipulated to the contrary in such document) shall be governed by and interpreted in accordance with the laws of the State of Florida. At the option of the Bank, any action to enforce this Agreement or any Loan Document may be brought in the appropriate court in Orange County, Florida, any objection that the Borrower otherwise would have to jurisdiction or venue in such courts being expressly waived hereby.

         SECTION 8.05. Waiver of Jury Trial. The Bank and the Borrower hereby knowingly, voluntarily, and intentionally waive any right to trial by jury on any matter arising out of or in connection with the Loan Documents or the relationships among the parties contemplated by the Loan Documents.

         SECTION 8.06. Survival of Representations and Warranties. All representations, warranties, covenants and agreements contained herein or made in writing by the Borrower or any other Person in connection herewith shall survive the execution and delivery of this Agreement, the Note and the other Loan Documents and be true and correct until all of the Obligations have been satisfied.

         SECTION 8.07. Time of the Essence. Time is of the essence of this Agreement, the Note and the other Loan Documents.

         SECTION 8.08. Headings. The headings in this Agreement are intended to be for convenience of reference only, and shall not defined or limit the scope, extent or intent or otherwise affect the meaning of any portion hereof.

         SECTION 8.09. Severability. In case any one or more of the provisions contained in this Agreement, the Note or the other Loan Documents shall for any reason be held to be invalid, illegal or unenforceable in any respect, the same shall not affect any other provision of this Agreement, the Note or the other Loan Documents, but this Agreement, the Note and the other Loan Documents shall be construed as if such invalid or illegal or unenforceable provision had never been contained therein. Notwithstanding the foregoing, in the event said matter would adversely affect the rights of the Bank under any or all of the Loan Documents, the same shall be an Event of Default.

         Section 8.10. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

         SECTION 8.11. Non-Waiver. No delay, forbearance, or nonexercise by the Bank in exercising any of its rights under this Agreement and no course of dealing or course of performance between the Bank and the Borrower shall operate as a waiver of any rights of the Bank unless the Bank have expressly so waived said rights in a writing signed by it. Any such action shall not preclude the Bank from thereafter exercising their rights as set forth in this Agreement and the other Loan Documents.

         SECTION 8.12. Further Assurances. The Borrower shall, from time 'to time, execute such additional documents as reasonably may be requested by the Bank or its counsel, to carry out and fulfill the intent and purpose of this Agreement and the Loan Documents.

         SECTION 8.13. Costs and Expenses. The Borrower shall be responsible for and pay all costs and expenses incurred by the Bank in connection with any or all of the Facilities including, but not limited to, documentary stamp taxes, intangible tax, recording fees, etc., including any and all penalties levied thereon. The Borrower also shall reimburse the Bank for any costs, expenses and attorneys' or paralegals' fees or expenses that the Bank shall reasonably incur in connection with this Agreement (such costs, expenses and attorney's or paralegals' fees or expenses incurred in connection with the preparation and negotiation of the same shall be due and payable on the date of execution of this Agreement) or the relationship of the parties hereunder even absent the occurrence of a Default, including, without limitation, any such costs or expenses relating to any modification of any Loan Document, any waiver of the terms of any thereof and any routine advice relating to perfection or continued perfection of the Security Interest or related matters. Further, in the event of the occurrence of any Default, the Bank shall be entitled to recover from the Borrower, whether suit be brought or not, all costs, expenses and attorneys' and paralegals' fees incurred in connection therewith, including on appeal or in administrative or bankruptcy proceedings. The provisions of this Section 8.13 shall survive the execution of the Loan Documents and the payment of all of the other Obligations.

         SECTION 8.14. Indemnification Regarding Environmental Matters. The Borrower agrees to indemnify, protect, and hold harmless the Bank all its successors and assigns from and against any and all Hazardous Materials Liabilities.

         SECTION 8.15. No Third Party Beneficiaries. The parties intend that this Agreement is solely for their benefit and no Person not a party hereto shall have any rights or privileges under this Agreement whatsoever either as the third party beneficiary or otherwise.

         SECTION 8.16. Construction of Loan Documents. Each Loan Document has been prepared and negotiated through the efforts of the Bank and the Borrower. Accordingly, regardless of which party drafted a particular Loan Document, any construction of the Loan Documents shall be made without any reference whatsoever as to which party drafted or insisted upon said Loan Document.

         SECTION 8.17. Collateral to Secure all Loans. All of the Collateral shall secure each and every Obligation regardless of which Borrower or Shareholder has rights in any particular item of Collateral.

         SECTION 8.18. Entire Agreement. Except as otherwise expressly provided herein, this Agreement and the other Loan Documents embody the entire agreement and understanding between the parties hereto relating to the subject matter hereof.

         SECTION 8.19. Successors and Assigns. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of each respective parties' permitted successors and assigns; provided, however, this clause shall not by itself authorize any delegation of duties by the Borrower, or any other assignment which is be prohibited by the terms and conditions of this Agreement.

         SECTION 8.20. Relief from Automatic Stay. The Borrower hereby agrees that, in consideration of the Bank funding the Loan, in the event that the Borrower shall (i) file with any bankruptcy court of competent jurisdiction or be the subject any petition under Title 11 of the United States Code, as amended ("Title 11), (ii) be the subject of any order for relief issued under Title 11, (iii) file or be the subject of any petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under an present or future federal or state act or law relating to insolvency or bankruptcy, or other relief from creditors for debtors, (iv) have sought or consented to or acquiesced in the appointment of any trustee, receiver, conservator, or liquidator, (v) be the subject of any order, judgment, or decree entered by any court of competent jurisdiction approving a petition filed against such party for any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or further federal or state act or law relating to insolvency or bankruptcy, or other relief from creditors for debtors, the Bank shall thereupon be entitled to relief from any automatic stay imposed by
Section 362 of Title 11, or otherwise, on or against the exercise of the rights and remedies otherwise available to the Bank under this Agreement and the Loan Documents, and as otherwise provided by law.

         IN WITNESS WHEREOF, each of the parties hereto has caused this agreement to be executed, sealed and delivered, as applicable, by their duly authorized officers on the Day and year first above written.

"BANK"                             "BORROWER"

SOUTHTRUST BANK                    GALAXY FOODS COMPANY, a Delaware corporation

By: /s/Todd H. Banes                         By: /s/ Keith A. Ewing
   -------------------------                    -------------------------
       Todd H. Banes                                 Keith A. Ewing
       Vice President                                Chief Financial Officer

                                  EXHIBIT "A"
                                  -----------


                                 PERMITTED DEBT
                                 --------------


1. That certain revolving line of credit facility for purposes of working capital in favor of FINOVA MEZZANINE CAPITAL ("FINOVA") in the amount of $4,000,000.00 (the "FINOVA LOAN"); provided, however, that any security interest of FINOVA shall be subordinate to the interest of the Bank in that certain collateral described in the Security Agreement of even date herewith entered into between Borrower and Bank, as evidenced by that certain Subordination Agreement of even date herewith between FINOVA and Bank. The Bank acknowledges that Borrower will be evaluating the possibility of refinancing and/or increasing its existing working capital revolving line of credit facility in the future; however, the Bank's acknowledgment of this possibility shall not obligate Bank to permit said refinanced or increased credit facility as a Permitted Debt hereunder.

                                  EXHIBIT "B"
                                  -----------


                               PLACES OF BUSINESS
                               ------------------



1.       2441 Viscount Row, Orlando, Florida 32809

2.       2901 Titan Row, Orlando, Florida.

                                  EXHIBIT "C"
                                  -----------


                                 EMPLOYEE PLANS
                                 --------------

                                  EXHIBIT "D"
                                  -----------


                          PERMITTED SECURITY INTERESTS
                          ----------------------------


1. That certain security interest in favor of Brungary Equipment Co., Inc. as to One (1) 1996 Hyster Model N30XMR, S/N E138H02058T, Fleet #65764, as reflected in the UCC-1 Financing Statement filed on September 3, 1996, Filing No. 960000183931.

2. That certain security interest in favor of W.R. Grace & Co. - Conn., Cryovac Division, as to One 2050AVFFS System, as reflected in the UCC-1 Financing Statement filed on October 16, 1997, Filing No. 970000233726..

3. That certain security interest in favor of Brungart Equipment Co., Inc. as to One 1997 Hyster N30XMR, S/N E138H02764U, Fleet 66058, as reflected in the UCC-1 Financing Statement filed on November 17, 1997, Filing No. 970000258397.

4. That certain security interest in favor of Ikon Office Solutions as to Savin 206 Color Copier, VC206-5A9670008, Savin Interface - Non-serialized, Fiery XJ-170-4F17P-B66570, as reflected in the UCC-1 Financing Statement filed on March 4, 1998, Filing No. 980000047039.

5. That certain security interest in favor of The CIT Group/Equipment Financing, Inc. as to One (1) New Bader-601 Separator Machine, together with all replacements, addition, accessions and accessories incoporated therein and/or affixed thereto and all proceeds thereof, including, but not limited to, amounts payable under any insurance policy, as reflected in the UCC-1 Financing Statement filed on September 15, 1999, Filing No. 990000211054.

6. That certain security interest in favor of The CIT Group, Equipment Financing, Inc. as to One (1) Safeline Microprocessor Based Metal Detector, and One (1) Safeline Metal Detector Conveyor System, together with all replacements, additions, accessions, and accessories incorporated therein and/or affixed thereto and all replacements thereof, including, but not limited to, amounts payable under any insurance policy, as reflected in the UCC-1 Financing Statement filed on September 15, 1999, Filing No. 990000211185-6.

7. That certain security interest in favor of Ikon Office Solutions, Inc. as to Canon Color Copier Model 1120 NND00734, Canon Colorpass M25 Server G00036841, and Cnaon RDF-E2, ZSP00766, as reflected in the UCC-1 Financing Statement filed on February 21, 2000, Filing No. 200000044148--3.